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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 4, 2003 relating to the financial statements of LightFirst Inc. that appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ Mengel Metzger Barr & Co. LLP



Mengel Metzger Barr & Co. LLP


Rochester, New York

August 8, 2003